Exhibit 99.1

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Senseonics Appoints Steven V. Edelman, MD to its Board of Directors

Germantown, MD, September 6, 2016  (BUSINESS WIRE)-- Senseonics Holdings, Inc. (NYSE-MKT:SENS),  a medical technology company focused on the development and commercialization of a long-term, implantable continuous glucose monitoring (CGM) system for people with diabetes, today announced that Steven Edelman, MD, clinical professor of medicine at the University of California San Diego-Veterans Affairs Healthcare System, has been appointed to its Board of Directors, effective September 2, 2016.

“Dr. Edelman has been a leader and an innovator in the diabetes field for decades and we are thrilled to now have his perspective and contribution to our board of directors,” said Tim Goodnow, President and Chief Executive Officer of Senseonics.  “His expertise in clinical research, application and education, as well as his passion for patient advocacy will be invaluable as we build Senseonics into a leader within the diabetes management market.”

Dr. Edelman is a clinical professor of medicine in the Division of Endocrinology, Diabetes & Metabolism at the University of California at San Diego and the Veterans Affairs Healthcare System of San Diego and the director of the Diabetes Care Clinic VA Medical Center.  His research concentrates on developing, testing, and evaluating new technologies and pharmaceutical agents for the treatment of type 1 and type 2 diabetes, with a focus that includes glucose sensing technologies, clinical utilization of continuous glucose monitoring and effective use of anti-diabetic agents.

In 2011, Dr. Edelman received the Distinction in Endocrinology award by the American Association of Clinical Endocrinologists, and in 2009, he was awarded the Diabetes Educator of the year by the American Diabetes Association. Dr. Edelman was also recently named among the top 1% of endocrinologists in the United States by US News and World Report.  In addition, Dr. Edelman has authored more than 200 articles and five books. Dr. Edelman was the valedictorian of his medical class at the University of California at Davis, and completed his Endocrinology fellowship at the Joslin and Lahey Clinics in Boston as well as a research fellowship at the University of California at San Diego.  As the founder and director of Taking Control of Your Diabetes, a not-for-profit organization with the goal of educating, motivating and engaging people with diabetes and their caregivers, Dr. Edelman has improved the lives of hundreds of thousands of people living with diabetes.

“I look forward to working with the Senseonics team as we share the same commitment to improve the lives of people with diabetes,” said Dr. Edelman.  “An implantable CGM system that provides the user with accurate and reliable readings for up to 6 months is an incredible advance in the effort to improve the lives of millions of people living with diabetes.  I think the Company has only scratched the surface of what’s possible and I’m excited to help guide the team on behalf of the diabetes community.”

About Senseonics

Senseonics Holdings, Inc. is a medical technology company focused on the design, development and commercialization of glucose monitoring products designed to help people with diabetes confidently live their lives with ease. Senseonics’ first generation CGM system, Eversense®, includes a small sensor, smart transmitter and mobile application. Based on fluorescence sensing technology, the sensor is designed to be inserted subcutaneously and communicate with the smart transmitter to wirelessly transmit glucose levels to a mobile device. After insertion, the sensor is designed to continually and accurately measure glucose levels.  For more information on Senseonics, please visit www.senseonics.com.

Forward Looking Statements

Certain statements contained in this press release, other than statements of fact that are independently verifiable at the date hereof, may constitute “forward-looking statements.” These forward-looking statements reflect Senseonics’ current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to Senseonics and on assumptions Senseonics has made. Although Senseonics believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, Senseonics can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond Senseonics’ control. Other risks and uncertainties are more fully described in the section entitled “Risk Factors” in Senseonics Holdings, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2016, the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016 and its other SEC filings. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release speak only as of the date stated herein, and subsequent events and developments may cause Senseonics’ expectations and beliefs to change. Unless otherwise required by applicable securities laws, Senseonics does not intend, nor does it undertake any obligation, to update or revise any forward-looking statements contained in this news release to reflect subsequent information, events, results or circumstances or otherwise. While Senseonics may elect to update these forward-looking statements publicly at some point in the future, Senseonics specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

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